Exhibit 10(a)
FIRST AMENDMENT
TO THE
SEARS HOLDINGS CORPORATION
SENIOR EXECUTIVE LONG-TERM INCENTIVE PLAN
Pursuant to the authority reserved to the Company at Section 8, the Sears Holdings Corporation Long-Term Incentive Plan (the “LTIP”) is hereby amended in the following respects, as of the dates indicated:
1. The first sentence of subsection 5.1(b) is hereby revised to read as follows, effective with respect to Awards granted on or after the date of adoption of this amendment:
In the event that, prior to the payment date of his or her Award, a Participant (i) retires (as defined in subsection 5.1(a) above), (ii) suffers a permanent and total disability (as defined in the written Company Human Resources Policy) while employed by the Company or a Subsidiary, or (iii) is involuntarily terminated on account of job elimination (rather than poor performance) and without Cause (as defined in subsection 5.1(a) above), subject to Section 6, below, such individual shall be entitled to a distribution in an amount equal to the Cash Incentive Award, if any, that would otherwise be payable to the Participant under subsection 3.1, above, pro-rated through the date of termination in accordance with subsection 5.1(d) below; provided, however, that in no event shall a Participant receive any payment hereunder unless (A) LTIP EBITDA for the period from the inception of the Performance Period through the last completed full month that occurs on or preceding the Participant’s date of termination is equal to or greater than Target LTIP EBITDA (pro-rated in accordance with subsection 5.1(d) below), (B) LTIP EBITDA is equal to or greater than Target LTIP EBITDA for the Performance Period, and (C) as of his date of termination, the Participant had been employed by one or more of the Company, Sears, Roebuck and Co., Kmart Holding Corporation or one of their Subsidiaries, for at least 12 months of the Performance Period applicable to such individual.
2. The first sentence of subsection 5.1(c) is hereby revised to read as follows, effective with respect to Awards granted on or after the date of adoption of this amendment.
In the event that a Participant dies while employed by the Company or a Subsidiary prior to the payment date for his or her Award, his or her Target Cash Incentive Award shall be prorated through the date of death, in accordance with subsection 5.1(d) below, and, subject to Section 6, below, his or her estate shall be entitled to receive a Cash Incentive Award, equal to his or her prorated Target Cash Incentive Award and payable in cash, provided, however, that in no event shall a payment be made with respect to a deceased Participant hereunder unless as of his date of termination he had been employed by one or more of the Company, Sears, Roebuck and Co., Kmart Holding Corporation or one of their Subsidiaries, for at least 12 months of the Performance Period applicable to such individual.

Exhibit 10(a)
3. Section 8 is hereby revised to read as follows, effective immediately upon the date of adoption of this amendment:
The Board or Committee may, at any time, amend or terminate the LTIP, or any Award, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the LTIP prior to the date such amendment is adopted by the Board (or the Committee, if applicable). Notwithstanding anything herein to the contrary, (i) no amendment shall be made that would cause the Plan not to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity, without Participant consent, and (ii) the LTIP and any Award thereunder may be amended without Participant consent to the extent that the Committee determines such amendment necessary to cause the LTIP or Award to comply with the requirements of Code Section 409A or any other applicable law or rule of any applicable securities exchange or similar entity.